UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 1, 2013
Date of Report (Date of earliest event reported)

Amyris, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0001-34885	55-0856121
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100
Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01.	Entry into a Material Definitive Agreement.

Overview

On November 29, 2013, Amyris, Inc. (the “Company”) and Total Energies Nouvelles Activités USA (formerly known as Total Gas & Power USA, SAS) (“Total” and, together with the Company, the “Parties ”), formed Total Amyris BioSolutions B.V., a private company with limited liability incorporated under the laws of the Netherlands (“JVCO”).

On December 2, 2013, the Company, Total and/or JVCO entered into the following agreements (such agreements, collectively, with the articles of association of JVCO (the “Articles”), the “JV Documents”):

•	Shareholders’ Agreement (the “Shareholders’ Agreement”)
•	License Agreement (the “License Agreement”)
•	Pledge Agreement executed as a Notarial Deed of Shares (the “Deed of Pledge”)
•	Escrow Agreement (the “Escrow Agreement”)
•	1.5% Senior Secured Convertible Notes due 2017 (the “Senior Secured Convertible Notes”)
•	Amended and Restated Master Framework Agreement (the “Amended and Restated Master Framework Agreement”)
•
A letter agreement relating to the Senior Secured Convertible Notes and the 1.5% Senior Unsecured Convertible Notes due 2017 (the “Senior Unsecured Convertible Notes”) issued pursuant to the Securities Purchase Agreement entered into by the Parties on July 30, 2012 (the “Notes Letter Agreement”)

On December 1, 2013, the Parties entered into an amendment to that certain October 4, 2013 Letter Agreement between the Parties (the “October 2013 Letter Agreement”) described in the Company’s Current Report on Form 8-K dated October 4, 2013 filed with the Securities and Exchange Commission (the “SEC”) on October 7, 2013.

Background to Joint Venture

In July 2012, the Company and Total entered into a series of agreements to establish a framework for forming a joint venture to produce and commercialize farnesene-based and farnesane-based diesel and jet fuels (“JV Products”) and to provide the Company with convertible debt financing for research and development relating to the JV Products, including a Master Framework Agreement, a second amendment to the Technology License, Development, Research and Collaboration Agreement, Securities Purchase Agreement (the “Securities Purchase Agreement”) and Registration Rights Agreement (such agreements, collectively, the “July 2012 Agreements”).  The July 2012 Agreements, described in the Company’s Current Report on Form 8-K dated July 30, 2012 and filed with the SEC on July 31, 2012 (the “July 2012 8-K”), which is incorporated herein by reference, contemplated establishing a joint venture to commercialize the JV Products following completion of a research and development program for the JV Products (the “R&D Program”) with a final decision from Total on whether to proceed with commercialization generally due no later than early 2017.  The July 2012 Agreements contemplated that the Parties would form an interim joint venture entity in advance of the completion of the R&D Program to provide Total with (i) certainty that the Parties’ joint venture would receive the proposed intellectual property licenses from the Company and (ii) an option for Total to purchase the Company’s interest in the interim joint venture in the event the Company were to experience a financial hardship prior to the formation of the production and commercialization joint venture.  Consequently, the Parties incorporated JVCO on November 29, 2013.

General Joint Venture Structure

JVCO was formed as a Netherlands-based private company with limited liability under the name Total Amyris BioSolutions B.V.  The common equity of JVCO is jointly owned (50%/50%) by the Company and Total, and the preferred equity of JVCO is 100% owned by the Company.  The Parties have agreed that JVCO’s purpose is limited to executing the License Agreement and maintaining such licenses under it, unless and until either (i) Total elects to go forward with either the full (diesel and jet fuel) JVCO commercialization program or the jet fuel component of the JVCO commercialization program (a “Go Decision”), (ii) Total elects to not continue its participation in the R&D Program and JVCO (a “No-Go Decision”), or (iii) Total exercises any of its rights to buy out the Company’s interest in JVCO as described below.  Following a Go Decision, the Articles and Shareholders’ Agreement would be amended and restated to be consistent with the shareholders’ agreement contemplated by the July 2012 Agreements.

Description of the JV Documents

The JV Documents (i) establish the Parties’ ownership and governing relationship for JVCO during its pre-commercialization phase, (ii) grant an exclusive license to JVCO under the Company’s intellectual property to make and sell JV Products, (iii) secure the funding that Total has provided and may continue to provide to the Company related to the R&D Program, and (iv) provide Total with certain rights to buy out the Company’s interest in JVCO before the completion of the R&D Program.

The Articles establish the basic structure and governance of JVCO during its pre-commercialization phase, including setting forth JVCO’s limited purpose, board composition, classes of stock, and board and shareholder voting rights and procedures.  As initial capital contributions for JVCO, Total and the Company each contributed to JVCO €50,000 in cash, which in the case of the Company was borrowed from Total pursuant to a secured promissory note.  The Articles generally provide that all actions of JVCO require the unanimous approval of Total and Amyris.  In addition to basic corporate structure and governance, the Articles set forth the conditions and process for Total to purchase the Company’s interest in JVCO at fair market value (but no less than the amount outstanding under the Senior Secured Convertible Notes) upon the occurrence of certain financial hardship situations for the Company (“Purchase Option”).  If the Purchase Option is held to be invalid or unenforceable and the Company attempts to transfer its interest in JVCO to a third party, the Articles also require the Company to offer Total the opportunity to purchase such interest at the same price and on the same terms as the Company would sell them to the third party (“ROFO”).

The Shareholders’ Agreement establishes additional agreements of the Parties in operating JVCO and outlines the circumstances and process under which the Parties would cause JVCO to commence commercialization of JV Products.  Under the Shareholders’ Agreement, in the event of a Go Decision, Total would purchase 50% of the preferred equity of JVCO from the Company at a price equal to the amount of outstanding Senior Secured Convertible Notes (or 30% of such amount if the Go Decision only includes the jet fuel component of the collaboration).  The agreement also enumerates additional events that could occur prior to JVCO commencing commercialization of JV Products that would enable a Party to buy out the other Party’s interest in JVCO at fair market value (but no less than the amount outstanding under the Senior Secured Convertible Notes).  These pre-commercialization events include a change of control of Total, a change of control of Amyris, and a deadlock of the Parties with regard to proceeding with JVCO’s commercialization phase.  In the event of a No-Go Decision by Total prior to proceeding with JVCO’s commercialization phase, JVCO would be wound down.  The Parties also entered into the Amended and Restated Master Framework Agreement to add an option for Total to purchase the Company’s Brazil diesel and jet fuel business at fair market value following any exercise by Total of its buy out rights pursuant to the Articles (in addition to Total’s preexisting rights in the Master Framework Agreement to cause Amyris to contribute the Brazil business to JVCO following a Go Decision or if Total acquires the Company’s interest in JVCO in the event of a deadlock as described above, which rights continue and are now set forth in, the Shareholders’ Agreement and the Master Framework Agreement).

Under the License Agreement, the Company granted JVCO an exclusive, world-wide, royalty-free license under the Company’s intellectual property to make and sell JV Products.  The Company also granted JVCO, in the event of a buy out of the Company’s interest in JVCO, a non-exclusive, worldwide, royalty-free license to optimize and/or engineer the strains used by the Company to produce farnesene at a commercial quantity, quality and cost for its diesel and jet fuels.  In the event of a No-Go Decision by Total prior to proceeding with JVCO’s commercialization phase, the License Agreement would terminate.

To secure Total’s Purchase Option and ROFO rights under the Articles, (i) the Company’s interest in JVCO was transferred to an escrow agent to hold and release to Amyris or to Total in accordance with the Escrow Agreement, and (ii) the Company pledged its interest in JVCO to Total as security for the repayment of the Senior Secured Convertible Notes pursuant to the Deed of Pledge.  The Escrow Agreement and the Deed of Pledge terminate upon either a No-Go Decision by Total or the entry by the Parties into an amended and restated Shareholders’ Agreement following a Go Decision.  The Parties also entered into the Notes Letter Agreement, providing (x) for the exchange of the existing $69,047,817 aggregate principal amount of the Senior Unsecured Convertible Notes for an equal principal amount of Senior Secured Convertible Notes and (y) that any notes that may in the future be purchased and sold at the third closing contemplated by the Securities Purchase Agreement shall be Senior Secured Convertible Notes instead of Senior Unsecured Convertible Notes.  The terms of the replacement Senior Secured Convertible Notes are substantially similar to the terms of the Senior Unsecured Convertible Promissory Notes, including conversion prices and terms, interest, covenants and events of default.  The description of the Senior Unsecured Convertible Notes contained in the Company’s July 2012 8-K is incorporated herein by reference.

Related Transactions

In order for the Parties to complete the negotiation and execution of the JV Documents on December 2, 2013, the Parties amended their October 2013 Letter Agreement on December 1, 2013.  Under the prior terms of the October 2013 Letter Agreement, in the event that JVCO was not formed and the JV Documents were not entered into before December 2, 2013, then Amyris was required to cancel the outstanding Senior Unsecured Convertible Notes and immediately issue to Total a new replacement 1.5% Senior Unsecured Convertible Note with a significantly reduced conversion price and in a principal amount equal to the aggregate principal amount of the canceled notes.  Pursuant to the December 1, 2013 amendment, the Parties amended the October 2013 Letter Agreement to extend such deadline to December 3, 2013.  Consequently, with the Parties completing the JV Documents on December 2, 2013, the consequences described above were avoided.  The remainder of the terms of the October 2013 Letter Agreement remain in full force and effect.

Finally, as a consequence of executing the JV Documents and forming JVCO, the Second Amended and Restated Intellectual Property Security Agreement dated as of October 16, 2013, executed by the Company in favor of Total, Maxwell (Mauritius) Pte Ltd (“Maxwell”), and certain entities affiliated with Fidelity Investments, under which the Company granted a security interest in all of the Company’s intellectual property (as described in the Company’s Current Report on Form 8-K dated October 4, 2013 filed with the SEC on October 7, 2013) was automatically terminated effective as of December 2, 2013 upon Total’s and the Company’s joint written notice to Maxwell.

Item2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information contained in Item 1.01 above is incorporated herein by reference.

The sale and issuance of the Notes as disclosed in Item 1.01 of this Current Report on Form 8-K has been determined to be exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on Section 4(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amyris, Inc.

Date: December 5, 2013	By:	/s/ Nicholas S. Khadder
Nicholas S. Khadder General Counsel and Corporate Secretary